AMENDMENT No. 23 to

ADMINISTRATION

AGREEMENT

and

FUND ACCOUNTING AGREEMENT

AMENDMENT made as of August 25, 2026, to that certain Administration and Fund Accounting Agreement entered into as of June 1, 2006, as amended (“Agreement”) by and among (i) Victory Portfolios, and Victory Portfolios II, each a Delaware statutory trust (each, a “Trust” and, together, the “Trusts”) on behalf of those investment company portfolios listed on Schedule D which may be amended from time to time (each, a “Fund” and, together, the “Funds”) in the case of both the Trusts and the Funds, individually and not jointly and (ii) Victory Capital Management Inc. (“VCM”), a New York corporation. All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

WHEREAS, VCM serves as administrator and fund accountant for the Funds pursuant to the Agreement;

WHEREAS, the Parties now wish to amend the Agreement to add compliance support for the SEC’s amended Names Rule (Investment Company Act Rule 35d-1, as amended effective November 25, 2025, “Rule 35d-1”) as an administration service to be provided by VCM to the Funds;

WHEREAS, the Parties now wish to amend the Agreement to update the list of Funds subject to the Agreement as set forth in Schedule D;

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound, VCM and the Trusts hereby agree as follows:

1.Amendment to Schedule A (Administration Services).

Schedule A of the Agreement is hereby amended by adding the following new item at the end of the existing list of Administration Services:

(42)Rule 35d-1 Names Rule Compliance Support. VCM shall provide, or shall cause its sub-administrator to provide, the following services in connection with the Funds’ compliance with Rule 35d-1, as amended:

(i)performing, or causing to be performed, daily reviews of each Fund’s portfolio to assess the Fund’s compliance with Rule 35d-1, and identifying and reporting to VCM any potential compliance issues;

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(ii)maintaining, or causing to be maintained, records of all compliance reviews performed pursuant to clause (i) above; and

(iii)providing such other related services with respect to Rule 35d-1 compliance as VCM and the applicable Trust shall agree in writing from time to time.

2.Amendment to Schedule D.

Schedule D of the Agreement is deleted in its entirety and replaced with the Schedule D attached hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

VICTORY CAPITAL MANAGEMENT INC.

By: /s/ Michael D. Policarpo

Name: Michael D. Policarpo

Title: President, Chief Financial Officer and Chief Administrative Officer

VICTORY PORTFOLIOS,

on behalf of its Funds, individually and not jointly

By: /s/ Thomas Dusenberry

Name: Thomas Dusenberry

Title: President

VICTORY PORTFOLIOS II,

on behalf of its Funds, individually and not jointly

By: /s/ Thomas Dusenberry

Name: Thomas Dusenberry

Title: President

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SCHEDULE D

TO THE ADMINISTRATION AND FUND ACCOUNTING AGREEMENT BETWEEN VCM, VICTORY PORTFOLIOS AND VICTORY PORTFOLIOS II

Victory Portfolios

Victory Diversified Stock Fund

Victory Floating Rate Fund

Victory Fund for Income

Victory Global Energy Transition Fund

Victory High Yield Fund

Victory Integrity Discovery Fund

Victory Integrity Mid-Cap Value Fund

Victory Integrity Small-Cap Value Fund

Victory Integrity Small/Mid-Cap Value Fund

Victory Investment Grade Convertible Fund

Victory Low Duration Bond Fund

Victory Mid-Cap Core Growth Fund

Victory Multi-Cap Fund

Victory RS Global Fund

Victory RS Growth Fund

Victory RS International Fund

Victory RS Investors Fund

Victory RS Large Cap Alpha Fund

Victory RS Mid Cap Growth Fund

Victory RS Partners Fund

Victory RS Science and Technology Fund

Victory RS Select Growth Fund

Victory RS Small Cap Growth Fund

Victory RS Value Fund

Victory S&P 500 Index Fund

Victory Sycamore Established Value Fund

Victory Sycamore Small Company Opportunity Fund

Victory Trivalent Emerging Markets Small-Cap Fund*

Victory Trivalent International Fund- Core Equity

Victory Trivalent International Small-Cap Fund

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Victory Portfolios II (Mutual Funds)

Victory Market Neutral Income Fund

Victory Portfolios II (ETFs)

VictoryShares Core Intermediate Bond ETF VictoryShares Core Plus Bond ETF VictoryShares Corporate Bond ETF VictoryShares Dividend Accelerator ETF VictoryShares Emerging Markets Value Momentum ETF VictoryShares Free Cash Flow ETF

VictoryShares Free Cash Flow Growth ETF VictoryShares International Free Cash Flow ETF VictoryShares International Free Cash Flow Growth ETF VictoryShares International Value Momentum ETF VictoryShares Pioneer Active Credit ETF* VictoryShares Pioneer Asset-Based Income ETF* VictoryShares Pioneer Equity Premium Income ETF* VictoryShares Pioneer Mortgage-Backed Securities ETF* VictoryShares Municipal High Yield ETF* VictoryShares Short-Duration Municipal ETF* VictoryShares Short-Term Bond ETF

VictoryShares Small Cap Free Cash Flow ETF VictoryShares US 500 Enhanced Volatility Wtd ETF VictoryShares US 500 Volatility Wtd ETF VictoryShares US EQ Income Enhanced Volatility Wtd ETF VictoryShares US Large Cap High Div Volatility Wtd ETF VictoryShares US Multi-Factor Minimum Volatility ETF VictoryShares US Small Cap High Div Volatility Wtd ETF VictoryShares US Small Mid Cap Value Momentum ETF VictoryShares US Value Momentum ETF VictoryShares WestEnd Dynamic Equity ETF* VictoryShares WestEnd Global Equity ETF VictoryShares WestEnd U.S. Sector ETF

* Pending Launch – TBD

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